UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2015

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California		90502
(Address of Principal Executive Offices)		(Zip Code)

(310) 787-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Effective September 14, 2015, the Board of Directors of Farmer Bros. Co., a Delaware corporation (the “Company”), determined that, in light of the Company’s failure to meet certain threshold financial performance measures established for the achievement of fiscal 2015 bonus awards under the Company’s incentive compensation plans, including the Farmer Bros. Co. 2005 Incentive Compensation Plan (the “Incentive Plan”), no awards were earned or will be paid to any executive officer or other employee under such plans with respect to fiscal 2015 performance. The Board of Directors awarded to all employees eligible to receive a bonus under such plans, including executive officers, a one-time discretionary cash bonus equal to 25% of each such employee’s fiscal 2015 target bonus, prorated for those employees who joined the Company in fiscal 2015 based on start date. This one-time discretionary bonus was awarded in recognition of the contribution and work of Company employees generally toward the execution of the previously-announced corporate relocation plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 18, 2015

FARMER BROS. CO.

By:	/s/ Mark J. Nelson
Mark J. Nelson
Treasurer & Chief Financial Officer